SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2011

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2011, EnPro Industries, Inc. (the “Company”) and its primary U.S. operating subsidiaries, other than Garlock Sealing Technologies LLC, amended the subsidiaries’ senior credit agreement by entering into a First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of September 28, 2011, among the financial institutions listed on the signature pages thereto, as lenders; Bank of America, N.A., as collateral and administrative agent; Coltec Industries Inc, Coltec Industrial Products LLC, GGB LLC, Corrosion Control Corporation, Stemco LP, STEMCO Kaiser Incorporated, Technetics Group LLC, Technetics Group Daytona, Inc., Kenlee Daytona LLC, Applied Surface Technology, Inc. and Belfab, Inc., as the borrowers; the Company, as parent and as a guarantor; and certain other of the Company’s U.S. subsidiaries, as subsidiary guarantors.

The amendment provides for the following primary changes to the senior credit agreement:

•

An increase in the commitments of the lenders from $125 million to $175 million, subject to a borrowing base of specified percentages of eligible inventory, receivables, equipment and pledged owned real property.

•	The addition of all equipment of the borrowers and guarantors and certain owned real property elected to be pledged by the borrowers as collateral under the credit facility.

•

Changes to the interest rate pricing under the credit facility, which at any particular time will be determined by reference to a pricing grid based on average daily availability under the facility for the immediately prior fiscal quarter. Under the pricing grid, the applicable interest rate margins will range from 0.75% to 1.25% for base/prime rate loans and from 1.75% to 2.25% for LIBOR loans; and

•	A change to the unused line fee payable on the undrawn portion of the commitments to 0.375% per annum, regardless of amount.

The following description outlines the material terms of the senior credit facility, as amended by the First Amendment.

As amended, the credit agreement provides initially for a $175 million senior revolving credit facility. The credit facility includes a sublimit of $30 million for letters of credit. Borrowing availability under the credit facility is determined by reference to a borrowing base of specified percentages of eligible accounts receivable, inventory, equipment and pledged real property (subject to an aggregate $50 million borrowing base cap for equipment and pledged real property), with the borrowing base related to equipment and pledged real property reduced on a straight-line basis over seven years commencing April 1, 2012. Borrowing availability is reduced by usage of the facility (including outstanding letters of credit) and any reserves.

Under certain conditions, the borrowers may request that the facility be increased by up to $50 million, to $225 million total. Any such commitment increase is subject to obtaining future lender commitments for those amounts, and no lender has any obligation to provide such commitments.

Borrowings under the credit facility are secured by specified assets of the borrowers, the Company and the subsidiary guarantors, primarily accounts receivable, inventory, deposit accounts (and cash deposits therein), intercompany loans, intellectual property and related contract rights, equipment, real property elected to be pledged, general intangibles related to any of the foregoing and proceeds. Subsidiary capital stock is not included as collateral.

The credit facility matures on July 17, 2015 unless, prior to that date, the Company’s convertible debentures are paid in full, refinanced on certain terms or defeased, in which case the facility will mature on March 30, 2016.

Outstanding borrowings under the credit facility, as amended, would initially bear interest at a rate equal to, at the borrowers’ option, either (1) a base/prime rate plus 0.75% or (2) the adjusted one, two, three or six-month LIBOR rate plus 1.75%. Pricing under the credit facility at any particular time will be determined by reference to a pricing grid based on average daily availability under the facility for the immediately prior fiscal quarter. Under the pricing grid, the applicable margins will range from 0.75% to 1.25% for base/prime rate loans and from 1.75% to 2.25% for LIBOR loans. The undrawn portion of the credit facility is subject to an unused line fee calculated at an annual rate of 0.375%. Outstanding letters of credit are subject to an annual fee equal to the applicable margin for LIBOR loans under the credit facility as in effect from time to time, plus a fronting fee on the aggregate undrawn amount of the letters of credit at an annual rate of 0.125%.

The credit agreement, as amended, contains customary covenants and restrictions for an asset-based credit facility, including negative covenants limiting certain: fundamental changes (such as merger transactions); loans; incurrence of debt other than specifically permitted debt; transactions with affiliates that are not on arm’s-length terms; incurrence of liens other than specifically permitted liens; repayment of subordinated debt (except for scheduled payments in accordance with applicable subordination documents); prepayments of other debt; dividends; asset dispositions other than as specifically permitted; and acquisitions and other investments other than as specifically permitted.

However, in the event that the amount available for borrowing under the facility exceeds $20,000,000, the limitation on fixed asset dispositions is not applicable. Moreover, the limitations on acquisitions, investments in foreign subsidiaries, dividends (including those required to make payments on our convertible debentures), incurrence of certain cash collateral liens and prepayment of debt other than subordinated debt are generally not applicable if the following conditions are satisfied: the borrowers have either (a) pro forma average borrowing availability under the credit facility greater than the greater of (i) the lesser of 25% of (A) the available borrowing base or (B) the aggregate commitments of the lenders under the credit facility or (ii) $20,000,000 or (b) (i) pro forma average borrowing availability under the credit facility greater than the greater of (A) the lesser of 20% of (I) the available borrowing base or (II)

the aggregate commitments of the lenders under the credit facility or (B) $17,500,000, and (ii) maintained a pro forma fixed charge coverage ratio that is greater than 1.0 to 1.0.

The credit facility, as amended, also requires the Company to maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 in the event the amount available for borrowing is less than an amount equal to the greater of (a) the lesser of 15% of (i) the available borrowing base or (ii) the aggregate commitments of the lenders under the credit facility or (b) $20,000,000 (which amount, in the event of any commitment increase, is increased by 12% of any such commitment increase).

As amended, the credit facility contains events of default including, but not limited to, nonpayment of principal or interest, violation of covenants, breaches of representations and warranties, cross-default to other debt, bankruptcy and other insolvency events, material judgments, certain ERISA events, actual or asserted invalidity of loan documentation and certain changes of control of the Company.

The amendment, which is filed as Exhibit 10.1 to this Current Report, is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The Company incorporates by reference the information in Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1	First Amendment to Second Amended and Restated Loan and Security Agreement, dated September 28, 2011, by and among Coltec Industries Inc, Coltec Industrial Products LLC, GGB LLC, Corrosion Control Corporation, Stemco LP, STEMCO Kaiser Incorporated, Technetics Group LLC, Technetics Group Daytona, Inc., Kenlee Daytona LLC, Applied Surface Technology, Inc. and Belfab, Inc., as Borrowers; EnPro Industries, Inc, as Parent; Coltec International Services Co, GGB, Inc., Stemco Holdings, Inc., Compressor Products Holdings, Inc., Compressor Services Holdings, Inc. and Best Holdings I, Inc., as Subsidiary Guarantors; the various financial institutions listed on the signature pages thereof, as Lenders; and Bank of America, N.A., as collateral and administrative agent for the Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2011

ENPRO INDUSTRIES, INC.

By:	/s/ Richard L. Magee
Richard L. Magee
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	First Amendment to Second Amended and Restated Loan and Security Agreement, dated September 28, 2011, by and among Coltec Industries Inc, Coltec Industrial Products LLC, GGB LLC, Corrosion Control Corporation, Stemco LP, STEMCO Kaiser Incorporated, Technetics Group LLC, Technetics Group Daytona, Inc., Kenlee Daytona LLC, Applied Surface Technology, Inc. and Belfab, Inc., as Borrowers; EnPro Industries, Inc, as Parent; Coltec International Services Co, GGB, Inc., Stemco Holdings, Inc., Compressor Products Holdings, Inc., Compressor Services Holdings, Inc. and Best Holdings I, Inc., as Subsidiary Guarantors; the various financial institutions listed on the signature pages thereof, as Lenders; and Bank of America, N.A., as collateral and administrative agent for the Lenders